Exhibit 99.1 NEWS RELEASE Contact: Lauren Dresnick, New Venture Communications Phone Number: 650-343-2735 Email: ldresnick@newventurecom.com

GLOBALSCAPE® ANNOUNCES AVAILABILITY OF MANAGED HOSTED SERVICES FOR SMALL, MEDIUM, AND LARGE ENTERPRISES FOLLOWING RACKSPACE PARTNERSHIP

SAN ANTONIO, Texas-July 7, 2010-GlobalSCAPE, Inc. (NYSE Amex: GSB), a leading developer of secure information exchange solutions, announced today immediate availability of GlobalSCAPE Managed Information Xchange™. The new cloud-based managed file transfer (MFT) service integrates GlobalSCAPE's market-leading Enhanced File Transfer Server™ (EFT Server) solution with proven infrastructure from Rackspace® Hosting (NYSE: RAX), the world's leader in the hosting and cloud computing industry.

The GlobalSCAPE Managed Information Xchange service is the initial solution available as part of the new GlobalSCAPE Managed Solutions™ suite resulting from the partnership with Rackspace announced last month. Through this unique offering, GlobalSCAPE will deliver a hosted MFT solution that enables cost effective, secure exchange of business-to-business data, including large files and sensitive data. The new tiered service will allow customers to outsource all or part of their complex and demanding information exchange needs to reduce costs, improve operational efficiencies, track and audit transactions, and provide a greater level of security. Available solution tiers range from trial and proof-of-concept implementations to enterprise-scale managed services.

"As organizations adopt cloud computing, they demand solutions that offer comprehensive security capabilities for exchanging important data and confidential files." said Thomas Skybakmoen, senior research analyst with Gartner, Inc. "In addition to security, they look to take advantage of cloud efficiencies, offered by technology leaders in managed file transfer."

GlobalSCAPE Managed Information Xchange will appeal to small- and medium-size businesses, as well as large enterprises seeking an alternative to on-premise MFT solution implementations. "Customers and prospects have validated the market need for a hosted and managed MFT solution that complements our on-premises solutions," said Bill Buie, executive vice president of sales at GlobalSCAPE. "Our partnership with Rackspace allows us to present such companies with a compelling value proposition: Industry-leading MFT capabilities delivered securely through a scalable, cloud-based infrastructure with much-reduced capital outlays and predictable monthly expenses."

Key benefits and features of the new GlobalSCAPE Managed Information Xchange offering include:

  "Pay as you go", flexible pricing that helps customers eliminate upfront capital expenditures.
  Reduced ongoing maintenance expenses, including hardware, software, personnel, utility services, and backup costs.
  Improved IT infrastructure reliability and performance enabled by the Rackspace global infrastructure.
  Easy and rapid deployment with scalable processing and storage capabilities.
  The market-leading features and security capabilities of GlobalSCAPE's EFT Server solution adopted by thousands of customers worldwide.
  Reliable and timely support from GlobalSCAPE's Managed Information Xchange team.

To learn more about GlobalSCAPE Managed Information Xchange, including features and benefits, please visit the company website.

GlobalSCAPE develops and distributes software and hosted solutions, including services, for business customers to securely exchange information over the Internet and within their networks. The company's products are used worldwide across a wide range of industries, including government organizations, and in some of the largest corporations in the world, including 95 of the Fortune 100. GlobalSCAPE solutions facilitate delivery of critical information such as financial data, medical records, customer files and similar data documents while supporting information protection approaches to meet privacy, security, and compliance requirements.

About GlobalSCAPE

GlobalSCAPE, Inc. (NYSE Amex: GSB), headquartered in San Antonio, TX, is a leading provider of secure information exchange solutions. Since the release of CuteFTP in 1996, GlobalSCAPE's solutions have continued to evolve to meet the business and technology needs of an increasingly interconnected global marketplace. Serving a customer base that spans more than 150 countries and includes the majority of Fortune 100 companies, GlobalSCAPE's primary focus is providing customers with intuitive and efficient managed file transfer (MFT) solutions while also ensuring end-to-end security. For more information, visit www.globalscape.com, Blog, or Twitter.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The words "would," "exceed," "should," "anticipates," "believe," "steady," "dramatic," and variations of such words and similar expressions identify forward-looking statements, but their absence does not mean that a statement is not a forward-looking statement. These forward-looking statements are based upon the Company's current expectations and are subject to a number of risks, uncertainties and assumptions. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise. Among the important factors that could cause actual results to differ significantly from those expressed or implied by such forward-looking statements are risks that are detailed in the Company's Annual Report on Form 10-K for the 2009 calendar year, filed with the Securities and Exchange Commission on March 30, 2010.